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                                 [LETTERHEAD]



We consent to the incorporation by reference in this Current Report on Form 8 K/A, filed with the Securities and Exchange Commission by Apartment Investment and Management Company (AIMCO) of our reports dated January 24, 1995, and February 6, 1997, with respect to the audits of Abbott Associates for the years ended December 31, 1994, 1995, and 1996. We further consent to the incorporation by reference of such reports in AIMCO's Registration Statement on Form S-3 (No. 333-26415), AIMCO's Registration Statement on Form S-3 (No. 33-98338), AIMCO's Registration Statement on Form S-3 (333-828), AIMCO's Registration Statement on Form S-3 (No. 333-4542), AIMCO's Registration Statement on Form S-3 (No. 333-4546), AIMCO's Registration Statement on Form S-3 (No. 333-08997), AIMCO's Registration Statement on Form S-3 (333-17431), AIMCO's Registration Statement on Form S-8 (333-4550), AIMCO's Registration Statement on Form S-8 (333-4548), AIMCO's Registration Statement on Form S-8 (333-14481), and AIMCO's Registration Statement on Form S-3 (No. 333-20755), all filed with Securities and Exchange Commission.

                                           /s/ Sciarabba Walker & Co., LLP
                                           --------------------------------
                                           Sciarabba Walker & Co., LLP

Ithaca, New York
September 2, 1997